Exhibit 99.1

Connection (CNXN) Reports Record Second Quarter 2017 Results

SECOND QUARTER SUMMARY:

  Record net sales: $750 million, up 10.9% y/y
  Record gross profit: $100 million, up 6.2% y/y
  Net income up 9.0% y/y
  Diluted EPS: $0.51, up 8.2% y/y
  Adjusted EPS excluding special charges: $0.53, up 8.0% y/y

MERRIMACK, N.H.--(BUSINESS WIRE)--July 27, 2017--Connection (PC Connection, Inc.; NASDAQ: CNXN), a leading technology solutions provider of a full range of information technology (IT) solutions to business, government, and education markets, today announced results for the quarter ended June 30, 2017. Net sales for the quarter ended June 30, 2017 increased by 10.9% to $749.8 million, compared to $676.2 million for the prior year quarter. Net income for the quarter ended June 30, 2017 increased by 9.0% to $13.6 million, or $0.51 per diluted share, compared to net income of $12.5 million, or $0.47 per diluted share for the prior year quarter.

The second quarter 2017 results include $0.9 million of severance and restructuring costs. Earnings per share, adjusted for severance and restructuring charges, increased to $0.53 cents per share for the quarter ended June 30, 2017, compared to $0.49 cents per share for the prior year quarter.

Net sales for the six months ended June 30, 2017 were $1,420.4 million, an increase of $171.8 million or 13.8%, compared to $1,248.6 million for the six months ended June 30, 2016. Net income for the six months ended June 30, 2017 was $21.0 million, or $0.78 per diluted share, compared to net income of $21.5 million, or $0.81 per diluted share, for the six months ended June 30, 2016. Earnings before interest, taxes, depreciation and amortization, adjusted for stock-based compensation expense and rebranding, acquisition and restructuring costs (“Adjusted EBITDA”) totaled $94.0 million for the twelve months ended June 30, 2017, compared to $93.1 million for the twelve months ended June 30, 2016.

Quarterly Performance by Segment:

  Net sales for the Business Solutions (SMB) segment increased by 9.4% to $296.4 million in the second quarter of 2017, compared to the prior year quarter. Software, mobility, and desktop products were strong in this segment with an increase of 12%, 11%, and 11%, respectively. Gross margin decreased by 44 basis points due to increased sales of lower-margin mobility and desktop products.
  Net sales for the Enterprise Solutions (Large Account) segment increased by 12.1% to $302.1 million in the second quarter of 2017, compared to the prior year quarter. Software and net/com products had strong growth during this quarter at 23% and 60%, respectively. Gross margin decreased by 39 basis points due to an increase in large project rollouts and a competitive sales environment.
  Net sales to the Public Sector Solutions segment increased by 11.5% to $151.3 million in the second quarter of 2017, compared to the prior year quarter. Sales to the federal government increased by 44.7%, while sales to state and local government and educational institutions increased by 3.1%. Gross margin decreased by 119 basis points due to the completion of several large project rollouts that included lower-margin products such as desktops, which grew 48% during the quarter.

Quarterly Sales by Product Mix:

  Software sales, the Company’s largest product category, increased by 15% year over year and accounted for 23% of net sales in the second quarter of 2017 compared to 22% of net sales in the prior year quarter. We experienced growth in cloud-based offerings, security, and office productivity.
  Notebook/mobility sales increased by 2% year over year and accounted for 21% of net sales in the second quarter of 2017 compared to 23% of net sales in the prior year quarter. Business Solutions experienced strong year-over-year growth in notebook/mobility sales.
  Desktop sales increased by 6% year over year and accounted for 10% of net sales in the second quarter of both 2017 and 2016. The Business Solutions and Public Sector Solutions segments experienced strong year-over-year growth in desktop sales.

Overall gross profit increased by $5.8 million, or 6.2%, in the second quarter of 2017, compared to the prior year quarter. Consolidated gross margin, as a percentage of net sales, decreased to 13.3% in the second quarter of 2017, compared to 13.9% for the prior year quarter.

Selling, general and administrative dollars, excluding severance and restructuring costs, increased in the second quarter of 2017 to $76.3 million from $72.0 million in the prior year quarter, with variable cost increasing due to higher levels of gross profit. We also had three months of Softmart SG&A in the current quarter. We continue to invest in technical solution sales capabilities and expect SG&A expenses to rise accordingly. However, we are highly focused on improving efficiencies and streamlining wherever possible.

Total cash was $28.1 million at June 30, 2017, compared to $49.2 million at December 31, 2016. Days sales outstanding were 47 days at June 30, 2017, and inventory turns were 22 turns in the second quarter of 2017.

“We are pleased with our record sales and gross profit for the quarter and with our ability to execute well in all three sales segments in this hyper-competitive demand environment. The Company achieved strong growth in software, networking communications, and services,” said Tim McGrath, President and Chief Executive Officer. “We believe our team and the strategies we have in place position Connection well to gain market share and increase shareholder value,” concluded Mr. McGrath.

Non-GAAP Financial Information

Adjusted EBITDA and Adjusted EPS are non-GAAP financial measure. This information is included to provide information with respect to the Company’s operating performance and earnings. Non-GAAP measures are not a substitute for GAAP measures and should be considered together with the GAAP financial measures. Our non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

About Connection

PC Connection, Inc. and its subsidiaries, dba Connection, (www.connection.com; NASDAQ: CNXN) is a Fortune 1000 company headquartered in Merrimack, NH. With offices throughout the United States, Connection delivers custom-configured computer systems overnight from its ISO 9001:2008 certified technical configuration lab at its distribution center in Wilmington, OH. In addition, the Company has over 2,500 technical certifications to ensure that they can solve the most complex issues of their customers. Connection also services international customers through its GlobalServe subsidiary, a global IT procurement and service management company. Investors and media can find more information about Connection at http://ir.pcconnection.com.

Connection – Business Solutions (800-800-5555), (the original business of PC Connection,) operating through our PC Connection Sales Corp. subsidiary, is a rapid-response provider of IT products and services serving primarily the small- and medium-sized business sector. It offers more than 300,000 brand-name products through its staff of technically trained sales account managers, publications, and its website at www.connection.com.

Connection – Public Sector Solutions (800-800-0019), operating through our GovConnection, Inc. subsidiary, is a rapid-response provider of IT products and services to federal, state, and local government agencies and educational institutions through specialized account managers, publications, and online at www.connection.com/publicsector.

Connection – Enterprise Solutions (561-237-3300), www.connection.com/enterprise, operating through our MoreDirect, Inc. subsidiary, provides corporate technology buyers with best-in-class IT solutions, in-depth IT supply-chain expertise, and access to over 300,000 products and 1,600 vendors through TRAXX™, a proprietary cloud-based eProcurement system. The team’s engineers, software licensing specialists, and project managers help reduce the cost and complexity of buying hardware, software, and services throughout the entire IT lifecycle.

cnxn-g

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are based on currently available information, operating plans, and projections about future events and trends. Terms such as "believe," "expect," "intend," "plan," "estimate," "anticipate," "may," "should," "will," or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements include such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties, include, but are not limited to, the impact of changes in market demand and the overall level of economic activity and environment, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, market acceptance of the Company's new branding, fluctuations in operating results, the ability of the Company to manage personnel levels in response to fluctuations in revenue, and other risks detailed in the Company's filings with the Securities and Exchange Commission, including under the caption "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2016. More specifically, the statements in this release concerning the Company's outlook for selling, general, and administrative expenses, the Company's efforts in improving efficiencies and streamlining its business and other statements of a non-historical basis (including statements regarding the Company's ability to increase market share and enhance long-term shareholder value, and integrate its two acquisitions in an effective manner, and the Company's continuing investments in technical solution sales capabilities) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs, the ability of the Company to gain or maintain market share, and the ability of the Company to hire and retain qualified sales representatives and other essential personnel. The Company assumes no obligation to update the information in this press release or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise, except as required by law.

CONSOLIDATED SELECTED FINANCIAL INFORMATION
At or for the Three Months Ended June 30,	2017	2016
			%
(Amounts and shares in thousands, except operating data, P/E ratio, and per share data)			Change

Operating Data:
Net sales	$749,792	$676,165	11%
Diluted earnings per share	$0.51	$0.47	9%
Adjusted diluted earnings per share	$0.53	$0.49	8%

Gross margin	13.3%	13.9%
Operating margin	3.0%	3.1%
Return on equity (1)	11.0%	12.3%

Inventory turns	22	22
Days sales outstanding	47	45

	% of	% of
Product Mix:	Net Sales	Net Sales
Software	23%	22%
Notebooks/Mobility	21	23
Servers/Storage	9	10
Net/Com Products	8	7
Other Hardware/Services	39	38
Total Net Sales	100%	100%

Stock Performance Indicators:
Actual shares outstanding	26,785	26,522
Total book value per share	$ 17.07	$15.65
Tangible book value per share	$ 13.88	$ 12.63
Closing price	$ 27.06	$ 23.80
Market capitalization	$ 724,802	$ 631,224
Trailing price/earnings ratio	15.1	13.1
LTM Adjusted EBITDA (2)	$94,017	$ 93,092
Adjusted market capitalization/LTM Adjusted EBITDA (3)	7.4	6.3

(1) Based on last twelve months' net income.
(2) Adjusted EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted for acquisition, rebranding, and restructuring costs, and stock-based compensation.
(3) Adjusted market capitalization is defined as gross market capitalization less cash balance.

REVENUE AND MARGIN INFORMATION
For the Three Months Ended June 30,	2017		2016
	Net	Gross	Net	Gross
(amounts in thousands)	Sales	Margin	Sales	Margin

Business Solutions (SMB) (1)	$296,420	15.6%	$270,962	16.1%
Enterprise Solutions (Large Account) (1)	302,077	12.3	269,482	12.7
Public Sector Solutions	151,295	10.8	135,721	11.9
Total	$749,792	13.3%	$676,165	13.9%

(1) The Q2 2016 results for the Business Solutions and Enterprise Solutions have been updated to reflect our segment methodology used in our 2016 10-K, which divides operating results for Softmart between our SMB and Large Account segments. Our previously reported Q2 2016 results reported all of the operating results of Softmart in our SMB segment. Accordingly, in comparison to our previously reported Q2 2016 results, the above Q2 2016 results reflect the reclassification of net sales of $9,852 and gross profit of $1,979 from our SMB segment to our Large Account segment attributable to Softmart.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended June 30,	2017		2016
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$749,792	100.0%	$676,165	100.0%
Cost of sales	650,122	86.7	582,291	86.1
Gross profit	99,670	13.3	93,874	13.9

Restructuring and acquisition costs	941	0.1	841	0.1
Selling, general and administrative expenses, other	76,289	10.2	72,023	10.7
Income from operations	22,440	3.0	21,010	3.1

Interest/other expense, net	9	–	(12)	–
Income tax provision	(8,864)	(1.2)	(8,540)	(1.3)
Net income	$13,585	1.8%	$12,458	1.8%

Earnings per common share:
Basic	$0.51		$0.47
Diluted	$0.51		$0.47

Shares used in the computation of earnings per common share:
Basic	26,761		26,501
Diluted	26,893		26,691

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Six Months Ended June 30,	2017		2016
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$1,420,386	100.0%	$1,248,559	100.0%
Cost of sales	1,233,983	86.9	1,072,492	85.9
Gross profit	186,403	13.1	176,067	14.1

Restructuring and acquisition costs	941	0.1	841	0.1
Selling, general and administrative expenses, other	151,570	10.6	139,052	11.1
Income from operations	33,892	2.4	36,174	2.9

Interest/other expense, net	28	–	(26)	–
Income tax provision	(12,903)	(0.9)	(14,627)	(1.2)
Net income	$21,017	1.5%	$21,521	1.7%

Earnings per common share:
Basic	$0.79		$0.81
Diluted	$0.78		$0.81

Shares used in the computation of earnings per common share:
Basic	26,729		26,500
Diluted	26,879		26,681

EBITDA AND ADJUSTED EBITDA

A reconciliation of EBITDA and Adjusted EBITDA is detailed below. Adjusted EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted for stock-based compensation. Both EBITDA and Adjusted EBITDA are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either includes or excludes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. We believe that EBITDA and Adjusted EBITDA provide helpful information with respect to our operating performance including our ability to fund our future capital expenditures and working capital requirements. Adjusted EBITDA also provides helpful information as it is the primary measure used in certain financial covenants contained in our credit agreements.

(amounts in thousands)	Three Months Ended June 30,			LTM Ended June 30, (1)
	2017	2016	% Change	2017	2016	% Change
Net income	$13,585	$12,458		$47,607	$48,135
Depreciation and amortization	2,855	2,388		11,359	9,394
Income tax expense	8,864	8,540		30,618	32,716
Interest/other expense, net	30	12		139	75
EBITDA	25,334	23,398		89,723	90,320
Restructuring and acquisition costs (2)	941	841		3,506	1,596
Stock-based compensation	201	356		788	1,176
Adjusted EBITDA	$26,476	$24,595	8%	$94,017	$93,092	1%

(1) LTM: Last twelve months
(2) Restructuring and acquisition costs consist of severance, the relocation of our Softmart facility, and certain non-recurring Softmart charges, and in 2016, included our acquisition of Softmart, the rebranding of the Company, and duplicate costs incurred with the move of our Chicago-area facility.

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

A reconciliation from Net Income to Adjusted Net Income is detailed below. Adjusted Net Income is defined as Net Income plus the Acquisition and Restructuring Costs, net of tax. Adjusted Net Income and Adjusted Earnings Per Share are considered non-GAAP financial measures (see note above in Adjusted EBITDA for a description of non-GAAP financial measures). The Company believes that these non-GAAP disclosures provide helpful information with respect to the Company's operating performance.

(amounts in thousands, except per share data)	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
Net income	$13,585	$12,458		$21,017	$21,521
Restructuring and acquisition costs, net of tax (1)	569	499		583	499
Adjusted Net Income	$14,154	$12,957		$21,600	$22,020
Diluted shares	26,893	26,691		26,879	26,681
Adjusted Diluted Earnings per Share	$0.53	$0.49	8%	$0.80	$0.83	-3%

(1) Restructuring and acquisition costs consist of severance, the relocation of our Softmart facility, and certain non-recurring Softmart charges, and in 2016, included our acquisition of Softmart, the rebranding of the Company, and duplicate costs incurred with the move of our Chicago-area facility.

	June 30,	December 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2017	2016
(amounts in thousands)

ASSETS
Current Assets:
Cash and cash equivalents	$28,131	$49,180
Accounts receivable, net	426,439	411,883
Inventories	118,226	90,535
Prepaid expenses and other current assets	5,517	5,453
Income taxes receivable	4,604	2,120
Total current assets	582,917	559,171
Property and equipment, net	39,601	39,402
Goodwill	73,602	73,602
Other intangibles, net	11,759	12,586
Other assets	5,450	1,373
Total Assets	$713,329	$686,134

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$187,343	$177,862
Accrued expenses and other liabilities	27,358	31,047
Accrued payroll	19,669	21,345
Total current liabilities	234,370	230,254
Deferred income taxes	19,766	19,602
Other liabilities	2,068	2,836
Total Liabilities	256,204	252,692
Stockholders’ Equity:
Common stock	286	285
Additional paid-in capital	113,746	111,081
Retained earnings	358,955	337,938
Treasury stock at cost	(15,862)	(15,862)
Total Stockholders’ Equity	457,125	433,442
Total Liabilities and Stockholders’ Equity	$713,329	$686,134

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended June 30,	2017	2016
(amounts in thousands)
Cash Flows from Operating Activities:
Net income	$21,017	$21,521
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation and amortization	5,710	4,803
Provision for doubtful accounts	613	131
Stock-based compensation expense	385	645
Deferred income taxes	164	27
Excess tax benefit from exercise of equity awards	-	(32)

Changes in assets and liabilities:
Accounts receivable	(15,169)	(10,370)
Inventories	(27,691)	(9,558)
Prepaid expenses and other current assets	(2,548)	(1,192)
Other non-current assets	(4,077)	(26)
Accounts payable	8,930	10,457
Accrued expenses and other liabilities	2,908	596
Net cash (used for) provided by operating activities	(9,758)	17,002

Cash Flows from Investing Activities:
Purchases of equipment	(4,531)	(5,782)
Purchase of Softmart	-	(33,983)
Net cash used for investing activities	(4,531)	(39,765)

Cash Flows from Financing Activities:
Dividend payment	(9,041)	(10,591)
Exercise of stock options	1,678	-
Issuance of stock under Employee Stock Purchase Plan	603	473
Excess tax benefit from exercise of equity awards	-	32
Payment of payroll taxes on stock-based compensation through shares withheld	-	(40)
Net cash used for financing activities	(6,760)	(10,126)
Decrease in cash and cash equivalents	(21,049)	(32,889)
Cash and cash equivalents, beginning of period	49,180	80,188
Cash and cash equivalents, end of period	$28,131	$47,299

Non-cash Investing Activities:
Accrued capital expenditures	$662	$338

Supplemental Cash Flow Information:
Income taxes paid	$15,705	$15,658

cnxn-g

###

CONTACT:
Connection
Investor Relations Contact:
William Schulze, 603-683-2262
Vice President, Interim Treasurer & Chief Financial Officer
william.schulze@connection.com